Exhibit 99.1

Revlon Consumer Products Corporation
$800,000,000 Third Amended and Restated Senior Secured Term Loan Facility

Summary of Terms and Conditions

This term sheet is for discussion purposes only and does not constitute a commitment to lend or to syndicate a financing or an agreement to prepare, negotiate, execute or deliver such a commitment.

I. AMOUNT AND TERMS OF THE TERM LOAN FACILITY

Borrower:	Revlon Consumer Products Corporation (the “Company”).

Joint Lead Arrangers:
Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (collectively, the “Arrangers”).

Joint Bookrunners:
Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Natixis, New York Branch.

Administrative Agent:	Citicorp USA, Inc. (“CUSA” and, in such capacity, the “Administrative Agent”).

Collateral Agent:	CUSA (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”).

Co-Syndication Agents:	JPMorgan Chase Bank, N.A. and Bank of America N.A.

Co-Documentation Agents:	Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Natixis, New York Branch.

Lenders:
A syndicate of banks, financial institutions and other entities arranged by the Arrangers and approved by the Company, which approval shall not be unreasonably withheld or delayed (collectively, the “Lenders”).

Type and Amount Of Facility:
A term loan facility in an aggregate amount of $800,000,000 on the Closing Date and, if applicable, any Facility Increase (as defined below) (the “Term Loan Facility” and the loans thereunder, the “Term Loans”).

Maturity Date:
The final maturity date for the Term Loans will be the earlier of (a) six and a half years from the Closing Date and (b) August 15, 2015 in the event a permitted refinancing of the Senior Secured Notes (as defined below) is not consummated on or prior to such date.

Amortization:
The outstanding principal amount of the Term Loans will be payable in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount, commencing on September 30, 2011, with the remaining balance due on the Maturity Date.

Closing Date:	[May 19, 2011].

Purpose:
The proceeds of the Term Loans shall be used to refinance the term loans under the Company’s Second Amended and Restated Term Loan Agreement, dated as of March 11, 2010, as amended (the “Existing Term Loan Agreement”), to pay costs and expenses in connection therewith and for general corporate purposes of the Company and its subsidiaries.

Facility Increases:
Term Loans or Revolving Loans:  The Company shall have the right to add additional tranches or facilities consisting of term loans, revolving loans and/or letters of credit in an aggregate principal amount for all such additional loans not to exceed $300,000,000, without the consent of any Lender, subject to pro forma compliance with the First Lien Leverage Ratio (as defined below) described under “Financial Covenant” and such other conditions to be agreed (each a “Facility Increase”); provided, that in the event (a) all obligations under the Revolving Credit Facility (as defined below) are paid in full and all commitments terminated thereunder and (b) the Term Loan Facility is secured by first priority liens on the Revolving Facility Collateral (as defined below), an additional $200,000,000 shall be available for additional Facility Increases; provided, further, that (i) in the case of a Facilities Increase consisting of term loans, to the extent that the weighted average yield of such additional term loans exceeds the weighted average yield of the existing Term Loans by more than 0.50% per annum, then the interest margins for the Term Loans shall be increased to the extent required so that the yield for the Term Loans shall be 0.50% per annum less than the yield for such additional term loans and (ii) (A) the maturity date of the additional term loans thereunder shall be no earlier than the Maturity Date (as defined above) and (B) the scheduled termination date of the revolving credit facility or letter of credit facility thereunder shall be no earlier than the scheduled termination date of the Revolving Credit Facility.

II. CERTAIN PAYMENT PROVISIONS

Fees and Interest Rate:	As set forth on Annex A.

Optional Prepayments:
Term Loans may be prepaid by the Company, without premium or penalty (other than applicable breakage costs referred to in “Yield Protection” below), in minimum amounts of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Optional prepayments of the Term Loans shall be applied to the installments thereof in the direct order of maturity, unless otherwise specified by the Company, and may not be reborrowed.

The Company may make optional prepayments of the Term Loans at a discount; provided, that such discounted prepayments shall be (a) made from the proceeds of (i) internally generated funds (other than any Available Amount (as defined below)) or (ii) the Available Amount or Available Contributions (as defined below), in the case of this clause (ii), minus the aggregate amount of all investments, restricted payments and prepayments of other indebtedness made therefrom and (b) pursuant to procedures for open market discounted purchases of indebtedness from lenders consistent with the provisions set forth in the Existing Term Loan Agreement.

Any repricing transaction prior to the first anniversary of the closing date that results in a lower interest rate will be subject to a prepayment premium of 1.00%.

Mandatory Prepayments:	The following amounts shall be applied to prepay the Term Loans as set forth below:

	(a)	100% of the net proceeds of any sale, lease or other disposition (including as a result of casualty or condemnation) by the Company or any of its subsidiary guarantors of any assets constituting Term Loan Collateral, subject to exceptions, baskets and reinvestment rights consistent with those set forth in the Existing Term Loan Agreement with modifications to be agreed;

	(b)	100% of the net proceeds of any indebtedness for borrowed money incurred after the Closing Date by the Parent (as defined below), the Company or any of the restricted subsidiaries of the Company, other than indebtedness permitted pursuant to the debt covenant and subject to exceptions and baskets consistent with those in the Existing Term Loan Agreement; and

	(c)	50% of annual excess cash flow (to be defined in the operative documents), with step-downs to be agreed and dollar-for-dollar credit for optional prepayments under the Term Loan Facility or Revolving Credit Facility (to the extent accompanied by a permanent reduction of the commitments thereunder) commencing with the excess cash flow for fiscal year 2012.Each such prepayment of the Term Loans shall be applied to the installments thereof in the direct order of maturity, unless otherwise specified by the Company, and may thereafter not be reborrowed.

Each such prepayment of the Term Loans shall be applied to the installments thereof in the direct order of maturity, unless otherwise specified by the Company, and may thereafter not be reborrowed.

III. GUARANTEES AND COLLATERAL

Guarantees:	The obligations of the Company in respect of the Term Loan Facility will benefit from guarantees from each of (i) Revlon, Inc. (the “Parent”) and (ii) each direct and indirect domestic subsidiary of the Company (other than non-recourse subsidiaries and certain non-material excluded subsidiaries) (collectively, the “Guarantors” and, together with the Company, the “Loan Parties”).

Collateral:
The obligations of each Loan Party in respect of the Term Loan Facility shall be secured by a perfected security interest in (i) substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries (including, without limitation, accounts receivable, inventory, equipment, intellectual property and other general intangibles, material owned real property, deposit accounts, instruments, chattel paper and investment property, including all of the capital stock of the direct and indirect domestic subsidiaries and 66% of the voting capital stock and 100% of all non-voting stock of direct first tier foreign subsidiaries of the Company or any Guarantor, but excluding 34% of the voting capital stock of such foreign subsidiaries, leased real property and certain other non-material assets to be agreed) and (ii) all of the capital stock of the Company (collectively, the “Collateral”).

Such security interests will have the following priority:

	(a)	first priority, if such security interests attach to Collateral consisting of (i) trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith, (ii) capital stock of the Company and its subsidiaries and (iii) any other Collateral other than assets constituting Revolving Facility Collateral (as defined below) (collectively, the “Term Loan Collateral”); and

	(b)	second priority (junior only to the security interests securing obligations in respect of the Company’s Senior Secured Revolving Credit Facility pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of March 11, 2010 among the Company, Citicorp USA, Inc. as Multi-Currency Administrative Agent and Collateral Agent and the lenders party thereto (the “Revolving Credit Facility”) and Designated Eligible Obligations (as defined in the Revolving Credit Facility)), if such security interests attach to Collateral consisting of (i) accounts, inventory, equipment, chattel paper, documents, instruments, deposit accounts, real estate and investment property (excluding any capital stock of the Company or any of its subsidiaries), (ii) any general intangibles (other than trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith), supporting obligations and proceeds, in each case relating to any of the Collateral identified in clause (i) above and (iii) any real property (the “Revolving Facility Collateral”).

The lenders under the Revolving Credit Facility and holders of the Company’s 9.75% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and certain other permitted junior secured debt referred to below will have second priority security interests in the Term Loan Collateral and the holders of the Senior Secured Notes and certain other permitted junior secured debt referred to below will have third priority security interests in the Revolving Facility Collateral.  Such security interests and relative priorities shall be evidenced through an intercreditor agreement reasonably satisfactory to the Administrative Agent and the administrative agent under the Revolving Credit Facility (the “Revolving Facility Administrative Agent”).

Provisions will be made to permit the Company to secure Eligible Obligations (as defined below) of the Company and its subsidiaries with local assets (other than intellectual property) and/or to designate such Eligible Obligations to share in some or all of the Collateral, on a pari passu basis with the Term Loan Facility or the Revolving Credit Facility, as designated by the Company to the Administrative Agent and the Revolving Facility Administrative Agent.

“Eligible Obligations” shall mean (i) indebtedness in an aggregate principal amount outstanding not to exceed at any time the greater of (x) $60,000,000 and (y) 37.50% of Consolidated Net Tangible Assets (as defined below) of the Company’s foreign subsidiaries, and any refinancing or replacement of any such indebtedness (including any such indebtedness owing to Citi or any of its affiliates and guaranteed by the Company), (ii) obligations not to exceed $20,000,000 in respect of letters of credit not issued under the Revolving Credit Facility (the “Additional Letters of Credit”), (iii) foreign exchange obligations and interest rate hedging obligations set forth on a schedule and outstanding on the Closing Date, (iv) foreign exchange obligations and interest rate hedging obligations provided by any person who is a Lender or Revolving Facility Lender or an affiliate of a Lender or Revolving Facility Lender at the time such designation is made or any other entity reasonably acceptable to the Administrative Agent or the Revolving Facility Administrative Agent, as applicable, after the Closing Date, in each case to the extent such obligations are permitted under the operative documents and the operative documents for the Revolving Credit Facility, and (v) overdrafts and related liabilities owing to any person that is a Lender or Revolving Facility Lender or an affiliate of a Lender or Revolving Facility Lender at the time such designation is made or any other entity reasonably acceptable to the Administrative Agent or the Revolving Facility Administrative Agent, as applicable, arising from treasury, depository and cash management services and in connection with Automated Clearinghouse transfers of funds.

IV. CERTAIN CONDITIONS

Conditions Precedent to the Closing Date:	The operative documents will contain conditions to the effectiveness of the Term Loan Facility customary for transactions of this type.

V. CERTAIN REPRESENTATIONS AND WARRANTIES

Representations and Warranties:
The operative documents shall contain representations and warranties consistent with those set forth in the Existing Term Loan Agreement, including those described below (which shall be subject to exceptions and materiality qualifications consistent with those set forth in the Existing Term Loan Agreement):

Financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of operative documents; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries (including without limitation, subsidiary organization and structure); environmental matters; solvency; labor matters; accuracy of disclosure; creation and perfection of security interests; Regulation H; and affiliate obligations and indebtedness.

VI. CERTAIN COVENANTS AND EVENTS OF DEFAULT

The operative documents will include affirmative and negative covenants and events of default applicable to the Company and its subsidiaries (other than non-recourse subsidiaries and certain non-material excluded subsidiaries) substantially consistent with those set forth in the Existing Term Loan Agreement, including those described below (subject, in each case, to exceptions, materiality qualifications and baskets substantially consistent with those set forth in the Existing Term Loan Agreement).

Affirmative Covenants:	Delivery of financial statements, reports, financial models and business plans, officers’ certificates and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Agents to inspect property and books and records; notices of defaults, material litigation and other material events; maintenance of independent corporate identity; compliance with environmental laws; and agreement to grant security interests in after-acquired property and to provide guarantees from after-acquired subsidiaries.

Negative Covenants:	A.		Limitations on indebtedness and liens, subject to certain exceptions, including, without limitation, the following:

		1.	indebtedness under the Revolving Credit Facility not to exceed $200,000,000 (including $140,000,000 committed on the Closing Date);

		2.	indebtedness under the Senior Secured Notes indenture or additional indebtedness not to exceed $530,000,000 (including $330,000,000 outstanding on the Closing Date) secured by the Collateral on a pari passu or lien subordinated basis to the existing Senior Secured Notes;

		3.	foreign subsidiary indebtedness consisting of (i) indebtedness offset or secured by cash deposits (not constituting Collateral or other restricted assets) in an amount not to exceed the greater of (A) $50,000,000 and (B) 31.25% of Consolidated Net Tangible Assets of the Company’s foreign subsidiaries and (ii) indebtedness which may be secured as Eligible Obligations and secured by certain assets owned by foreign subsidiaries in an amount not to exceed the greater of (A) $60,000,000 and (B) 37.50% of Consolidated Net Tangible Assets of the Company’s foreign subsidiaries;

		4.	subordinated affiliate indebtedness outstanding on the Closing Date plus additional affiliate indebtedness not to exceed $75,000,000 (which shall be unsecured and subordinated to the Term Loan Facility);

5.
capital lease and purchase money and similar indebtedness not to exceed the greater of (A) $75,000,000 and (B) 12.00% of Consolidated Net Tangible Assets of the Company and its Subsidiaries (which may be secured by the acquired assets);

	6.	indebtedness in respect of the Additional Letters of Credit not to exceed $20,000,000, which may be secured as Eligible Obligations (plus up to $30,000,000 of letters of credit not issued under the Revolving Credit Facility to the extent cash collateralized);

	7.	subordinated unsecured debt to finance permitted acquisitions;

	8.	other indebtedness not to exceed $250,000,000, which, subject to a total secured leverage ratio (excluding the Revolving Credit Facility and the amount in excess of $20,000,000 of balance sheet cash, the “Total Secured Leverage Ratio”) of 5.5:1.0, may be secured by the Collateral on a lien subordinated basis to the Term Loan Facility;

	9.	other indebtedness if the total leverage ratio (excluding the Revolving Credit Facility and the amount in excess of $20,000,000 of balance sheet cash) is less than 6.0:1.0, which, subject to a Total Secured Leverage Ratio of 5.5:1.0, may be secured by the Collateral on a lien subordinated basis to the Term Loan Facility;

	10.	non-speculative hedging agreements; and

	11.	liens securing other obligations not to exceed $15,000,000 and other customary permitted debt and liens.

“Consolidated Net Tangible Assets” shall mean, with respect to any Person at any date, in accordance with GAAP, total assets of such Person less (a) the Consolidated Current Liabilities of such Person and its Subsidiaries and (b) intangible assets of such Person and its Subsidiaries, in each case, as reflected on a consolidated balance sheet of such Person and its Subsidiaries.

B.		Limitations on asset sales, subject to certain exceptions, including, without limitation, asset sales not to exceed $125,000,000 in calendar year 2011 and $75,000,000 in any calendar year thereafter (provided, that any unused amounts may be used in subsequent years to the extent the aggregate fair market value of all asset sales in any calendar year shall not exceed $150,000,000).

C.		Limitations on restricted payments, subject to certain exceptions, including, without limitation, the following:

	1.	subject to a First Lien Leverage Ratio of 2.75:1.0, restricted payments (together with investments and prepayments of other indebtedness) not to exceed the Available Amount (as defined below);

	2.	restricted payments (together with investments and prepayments of other indebtedness) not to exceed 100% of Available Contributions (as defined below) made in cash and, subject to a First Lien Leverage Ratio of 2.75:1.0, the fair market value of Available Contributions made in property other than cash;

	3.	restricted payments to (i) the Parent for certain taxes and ordinary course expenses, (ii) the Parent to purchase or redeem equity of Parent held by directors, officers or employees not to exceed $15,000,000, plus $8,000,000 for each calendar year commencing with calendar year 2011 (provided, that any unused amounts may be used in any subsequent year) and (iii) the Parent or other affiliates for additional amounts, together with permitted optional prepayments of the other Indebtedness, not to exceed $10,000,000, plus $10,000,000 for each calendar year commencing with calendar year 2011 (provided, that any unused amounts may be used in any subsequent year); and

	4.	other restricted payments in an aggregate amount, together with permitted optional prepayments of the other Indebtedness, not to exceed $35,000,000.

“Available Amount” means, as of any date of determination, 50% of the consolidated net income (to be defined) accrued during the period (treated as one accounting period) beginning on January 1, 2010 to the end of the most recent fiscal quarter for which financial statements have been delivered.

“Available Contributions” means capital contributions made in cash or in other property after the original Closing Date.

D.		Limitations on investments (other than permitted acquisitions of entities that become guarantors), subject to certain exceptions, including, without limitation, the following:

	1.	investments (together with restricted payments and prepayments of other indebtedness) not to exceed the Available Amount;

	2.	investments (together with restricted payments and prepayments of other indebtedness) not to exceed the Available Contributions;

	3.	investments in non-recourse subsidiaries not to exceed the greater of (A) $20,000,000 and (B) 3.25% of Consolidated Net Tangible Assets of the Company and its Subsidiaries;

	4.	permitted acquisitions of non-guarantor subsidiaries not to exceed $100,000,000; and

	5.	other investments not to exceed $150,000,000 (with a sub-limit of the greater of (A) $50,000,000 and (B) 8.00% of Consolidated Net Tangible Assets of the Company and its Subsidiaries, for investments in permitted joint ventures).

E.		Limitations on optional prepayments of other indebtedness prior to maturity other than permitted refinancings thereof, subject to certain exceptions, including, without limitation, the following:

	1.	the existing affiliate debt contributed to the Parent;

	2.	subject to a First Lien Leverage Ratio of 2.75:1.0, prepayments (together with restricted payments and investments) not to exceed the Available Amount;

	3.	prepayments (together with restricted payments and investments) not to exceed 100% of Available Contributions made in cash, and subject to a First Lien Leverage Ratio of 2.75:1.0, the fair market value of Available Contributions made in property other than cash;

	4.	other prepayments not to exceed $50,000,000;

	5.	repayments of Indebtedness (together with restricted payments permitted in C-3(iii) above) not to exceed $20,000,000 for calendar year 2011 and $10,000,000 per annum thereafter (provided, that any unused amounts may be used in any subsequent year);

	6.	other repayments of Indebtedness (together with restricted payments permitted in C-4 above) in an aggregate amount not to exceed $35,000,000; and

	7.	other customary exceptions (including, without limitation, prepayments of the Revolving Credit Facility, capital leases and purchase money indebtedness and certain permitted foreign subsidiary indebtedness and additional letters of credit).

	F.	Limitations on fundamental changes, transactions with affiliates, hazardous materials, accounting changes, negative pledges, amendment of tax sharing agreement in a manner that is materially adverse to the Lenders or the Company or its subsidiaries, restrictions on subsidiary distributions, activities of Revlon Professional Holding Company LLC and speculative hedging transactions, subject to certain exceptions.

The exceptions to the negative covenants shall be substantially consistent with the Existing Term Loan Agreement, with certain modifications as set forth above and such additional modifications as may be mutually agreed upon.

Financial Covenant:
The operative documents will contain a financial covenant to maintain a ratio of all indebtedness secured by a first priority lien on the Term Loan Collateral to EBITDA (the “First Lien Leverage Ratio”) not to exceed 4.0:1.0, to be measured on a rolling four quarter basis commencing with the fiscal quarter ending June 30, 2011.

The Company will have the right to cure financial covenant defaults (the “Cure Right”) through the issuance of additional cure securities (to be defined) to the Parent or other equity capital contributions by the Parent to the Company, which amount will be added to EBITDA upon their contribution to the Company, subject to conditions to be agreed; provided, however, that the Company may not exercise the Cure Right more than two times in any consecutive four fiscal quarter period.

Events of Default:	Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); actual or asserted invalidity of guarantee or security documents or security interests; cross-default by the Parent or any of its subsidiaries; change of control; default under tax sharing agreement; bankruptcy; material judgments; certain ERISA events; affiliate debt subordination; additional subsidiaries of the Parent; and operations of the Parent.

VII. CERTAIN OTHER TERMS

Assignments and Participations:
The Lenders shall be permitted to assign and sell participations in their Term Loans, subject in the case of assignments to the consent of the Administrative Agent (except for assignments to a Lender or an affiliate of a Lender) and the Company (except for assignments to existing Lenders and Lender affiliates and assignments during the existence of any Event of Default relating to any payment default or bankruptcy event), which consent in each case shall not be unreasonably withheld.  In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000 (with $1,000,000 increments in excess thereof), unless otherwise agreed by the Company and the Administrative Agent.  Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions.  Voting rights of participants shall be limited to certain matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” below.  Pledges of Term Loans in accordance with applicable law shall be permitted without restriction.

Voting:
Amendments and waivers with respect to the operative documents shall require the approval of Lenders holding more than 50% of the loans then outstanding under the Term Loan Facility (the “Required Lenders”), except for provisions customarily requiring approval by affected Lenders.

If any of the matters requiring approval by affected Lenders is consented to by the Required Lenders, the Company shall have the right to substitute any non-consenting Lender by having its Term Loans assigned to one or more other Lenders.

The Term Loan Facility shall permit the Company to refinance, extend or reprice the Term Loans, in whole or in part, with the consent of the affected Lenders (without the Requisite Lenders).

Yield Protection:
The operative documents shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex A) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:
The Company shall pay (a) all reasonable out-of-pocket costs and expenses of the Agents and the Arrangers associated with the syndication of the Term Loan Facility and the preparation, execution, delivery and administration of the operative documents and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of a single primary counsel to the Agents and the Arrangers and any special counsel and local counsel to the Agents and the Arrangers) and (b) all reasonable costs and expenses (including the reasonable fees, disbursements and other charges of counsel) of the Agents and each of the Lenders in connection with (i) the enforcement of the operative documents; (ii) any refinancing or restructuring of the Term Loan Facility in the nature of a “work-out” or any insolvency or bankruptcy proceeding; and (iii) any legal proceeding relating to or arising out of the Term Loan Facility or the other transactions contemplated by the operative documents.

The Agents, the Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party or related persons.

Governing Law and Forum:	State of New York.

Counsel to the Administrative Agent:	Weil, Gotshal & Manges LLP.

Annex A

INTEREST AND CERTAIN FEES

Interest Rate Options:
The Company may elect that the Term Loans comprising each borrowing bear interest at a rate per annum equal to (i) the ABR plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin.

As used herein:

“ABR” means the higher of (i) the rate of interest publicly announced by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the “Prime Rate”) and (ii) the federal funds effective rate from time to time plus 0.5%; provided, that in no event shall the ABR be less than 2.50%.

“Applicable Margin” means (i) 2.50% in the case of ABR Loans and (ii) 3.50% in the case of Eurodollar Loans.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three, six, or, if available to all applicable Lenders, nine or twelve months (as selected by the Company) appearing on Page 3750 of the Telerate screen; provided, that in no event shall the Eurodollar Rate be less than 1.50%.

OID:	The Term Loans shall be issued at an original issue discount of 99.50%.

Interest Payment Dates:
In the case of Term Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Term Loans bearing interest based upon the Eurodollar Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on the last day of each fiscal quarter during such interest period.

Default Rate:	During the continuance of any payment or bankruptcy event of default (as defined in the operative documents), Term Loans will bear interest at an additional 2% per annum.

Rate and Fee Basis:
All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

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